Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 27, 2024 (October 22, 2024, as to the correction and reclassification described in Note 2) relating to the financial statements of EBR Systems, Inc., appearing in the Registration Statement No. 000-56671 on Form 10 of EBR Systems, Inc. for the years ended December 31, 2023 and 2022.

/s/ Deloitte & Touche LLP

Tempe, AZ

October 25, 2024